Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF LOUISIANA-PACIFIC CORPORATION

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 7.500% SENIOR NOTES DUE 2020,

ISSUED ON MAY 21, 2012,

(CUSIP NOS. U54627 AC5 and 546347 AG0)

FOR AN EQUAL PRINCIPAL AMOUNT OF 7.500% SENIOR NOTES DUE 2020,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

PURSUANT TO THE PROSPECTUS DATED             , 2012

As set forth in the Prospectus, dated                     , 2012 (the “Prospectus”), of Louisiana-Pacific Corporation (the “Company”) and in the letter of transmittal, this form or one substantially similar must be used to accept the Company’s offer to exchange its 7.500% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended, for all of its outstanding 7.500% Senior Notes due 2020 (the “Old Notes”) if certificates for the Old Notes are not immediately available or if the Old Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an “Eligible Institution” (as defined in the letter of transmittal) by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON             , 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE, AS THE SAME MAY BE

EXTENDED, THE “EXPIRATION DATE”).

TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME

PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

DELIVER TO:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., EXCHANGE AGENT

By Overnight Delivery, Courier or Hand or Certified or Registered Mail:

The Bank of New York Mellon

Corporate Trust Operations

Reorganization Unit

101 Barclay Street – 7 East

New York, N.Y. 10286

Attention: Ms. Diane Amoroso

Facsimile Transmission Number:

(212) 298-1915

Attention: Ms. Diane Amoroso

(For Eligible Institutions Only)

Confirm Receipt of Facsimile by Telephone:

(212) 815-2742

DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF THIS NOTICE VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL TO BE USED TO TENDER OLD NOTES IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE BELOW MUST BE COMPLETED.

NOTICE OF GUARANTEED DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Old Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal and the “The Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Old Notes will be accepted only in principal amounts in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; provided that the untendered portion of an Old Note must be in a minimum denomination of $2,000. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Terms of the Exchange Offer — Withdrawal of Tenders” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Old Notes (if available)	Principal Amount of Old Notes

Principal Amount of Old Notes Tendered	Signature(s)

If Old Notes will be delivered by book-entry transfer at The Depository Trust Company, Depository Account No.:

Dated:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates of Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

For Old Notes:

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a)	represents that the above named person(s) own(s) the Old Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b)	represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act; and

(c)	guarantees that delivery to the exchange agent of certificates for the Old Notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the exchange agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures or an agent’s message in lieu thereof and any other required documents, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Telephone No.:	Dated:

NOTE:	DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder(s) (as defined in the letter of transmittal) and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that the mailing be by registered or certified mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 of the letter of transmittal.

2. SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed in the name of the participant shown on the book-entry transfer facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of Old Notes and requests for additional copies of the Prospectus may be directed to the exchange agent at its address set forth on the front of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.